EX-99.2(h)

                   LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.
                              30 ROCKEFELLER PLAZA
                          NEW YORK, NEW YORK 10112-6300


Lazard Freres & Co. LLC
30 Rockefeller Plaza
New York, New York 10112-6300

              Re:    APPOINTMENT AS PLACEMENT AGENT

Ladies and Gentlemen:

               Lazard Alternative Strategies Fund, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Company"), hereby agrees with you as follows:

               1.     COMPANY OFFERING.

               The Company proposes to issue and to sell its limited liability company interests ("Interests") in accordance with a Confidential Memorandum issued by the Company, dated August 2001, as amended or supplemented from time to time (the "Confidential Memorandum").

               2.     DEFINITIONS.

               All capitalized terms used in this Agreement that are not separately defined herein shall have the respective meaning set forth in the Confidential Memorandum, which together with the limited liability company agreement of the Company and the subscription agreement of the Company constitute the offering documents of the Company ("Offering Documents").

               3.     PLACEMENT OF INTERESTS.

               (a) Subject to the terms and conditions set forth herein, the Company hereby appoints you as its placement agent in connection with the placement of Interests. Subject to the performance in all material respects by the Company of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Company contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to find qualified subscribers for Interests and to form and manage a group of securities dealers ("Sub-Agents") also to conduct such solicitation and to use all reasonable efforts to assist the Company in obtaining performance by each subscriber. You may, subject to the approval of the Board of Managers, appoint one or more Sub-Agents from time to time; PROVIDED, that each Sub-Agent shall give you in a separate Sub-Agency Agreement the representations and warranties contained in Section 9 hereof. You agree (and will ensure that each Sub-Agent agrees) that the Interests shall be offered and sold only in accordance with the terms and conditions set forth in this Agreement (or Sub-Agency Agreement) and the Offering Documents. You shall not have any liability to the Company in the event that any subscriber fails to consummate the purchase of Interests for any reason other than your willful misconduct or gross negligence.

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               (b) The offers and sales of Interests are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Regulation D under the Securities Act. Both you and the Company have established the following procedures in connection with the offer and sale of Interests and agree that neither of you will make offers or sales of any Interests except in compliance with such procedures:

                  (i) Offers and sales of Interests will be made only in compliance with Regulation D under the Securities Act and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under the Securities Act.

                  (ii) No sale of Interests to any one investor will be for less than the minimum denominations as may be specified in the Confidential Memorandum.

                  (iii) No offer or sale of any Interest shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Interests have not been registered or qualified for offer and sale under applicable state securities laws unless such Interests are exempt from the registration or qualification requirements of such laws.

                  (iv) Sales of Interests will be made only to investors that qualify as "qualified clients" as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended.

                  (v) Sales of Interests will be made only to investors that qualify as "qualified eligible persons" pursuant to Rule 4.7 of the Commodity Futures Trading Commission, to the extent required by law.

               (c) For purposes of the offering of Interests, the Company has furnished to you copies of the Confidential Memorandum and subscription documentation which shall be furnished to prospective investors. Additional copies will be furnished in such numbers as you may reasonably request for purposes of the offering. You are authorized to furnish to prospective purchasers only such information concerning the Company and the offering as may be contained in the Confidential Memorandum or any written supplements thereto, and such other materials as you have prepared and which comply with applicable laws and regulations, including to the extent applicable the rules of the National Association of Securities Dealers, Inc. (the "NASD").

       4.     SUBSCRIPTIONS DURING THE INITIAL OFFERING PERIOD.

               (a) The initial offering period for the Interests shall commence as soon as practicable after the date as of which this Agreement is effective and be closed on August 1, 2001 or such later date as may be specified by the Board of Managers of the Company (the "Board"), in its sole discretion, which date shall not be more than 90 days thereafter (the "Initial Offering Period").

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               (b) All subscriptions for Interests and payments by subscribers of subscription amounts for Interests shall be made pursuant to the terms and conditions set forth in the Confidential Memorandum and subscription documentation.

               (c) All payments received by you hereunder for subscriptions in the name and on behalf of the Company shall be handled by you in accordance with the terms of the subscription documentation.

               (d) If the offering is not completed in accordance with the conditions set forth in the Confidential Memorandum, the Company may terminate the offering. In such case, you will instruct PFPC Inc. or any other escrow agent who may be serving in such capacity for the time being to return all subscription payments to investors.

       5.     SUBSCRIPTIONS AFTER THE INITIAL OFFERING PERIOD.

               (a) After the Initial Offering Period, the Company may from time to time, in the sole discretion of the Board of Managers, offer Interests to investors for purchase ("Subsequent Offerings").

               (b) In Subsequent Offerings, the minimum initial and additional investment requirements shall be such amounts as are specified in the Confidential Memorandum. All subscriptions for Interests in Subsequent Offerings and payments therefor shall be made pursuant to the terms and conditions set forth in the Confidential Memorandum, and subscriptions shall be subject to acceptance by you as agent for the Company, as described in Section 6 below. In Subsequent Offerings, the procedures set forth in Sections 4(c) and (d) shall also be applicable.

       6.     TRANSMISSION OF SUBSCRIPTIONS.

               (a) You are appointed as agent of the Company for purposes of determining whether to transmit subscriptions for Interests to Lazard Alternatives, LLC (the "Investment Manager"). Subscriptions shall be transmitted only if the investor: (a) has supplied, or in the case of an additional subscription by an existing member, previously supplied, to you, either directly or through a Sub-Agent, properly completed subscription documentation; and (b) has made proper payment for Interests. Subscriptions shall not be transmitted if it appears to you that subscription documentation has not been properly completed, in which case you shall use reasonable efforts to obtain properly completed subscription documentation.

               (b) Properly completed subscription documentation shall be promptly transmitted to the Investment Manager.

       7.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       The Company represents and warrants to you that:

               (a) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses,

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certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Confidential Memorandum.

               (b) Interests to be or which may be issued by the Company have been duly authorized for issuance and sale and, when issued and delivered by the Company, Interests will conform to all statements relating thereto contained in the Confidential Memorandum.

               (c) The issue and sale of Interests and the execution, delivery and performance of the Company's obligations under the Confidential Memorandum will not result in the violation of any applicable law.

               (d) The Company will apply the proceeds from the sale of Interests for the purposes set forth in the Confidential Memorandum.

               (e) The Confidential Memorandum will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading.

               (f) This Agreement has been duly authorized, executed and delivered by the Company and, assuming your execution hereof, will constitute a valid and binding agreement of the Company.

               (g) Prior to and on the effective date of this Agreement, neither the Company, nor to the knowledge of the Company any person acting on behalf of the Company, has directly or indirectly offered or sold, or attempted to offer or sell any Interests to or solicited offers to buy any Interests from, or otherwise approached or negotiated with respect thereto with, any prospective investor in connection with the placement thereof.

       8.     COVENANTS OF THE COMPANY.

       The Company covenants and agrees with you as follows:

               (a) You shall be furnished with such documents and opinions as you may require, from time to time, for the purpose of enabling you to pass upon the issuance and sale of Interests as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and in connection with the issuance and sale of Interests as herein contemplated shall be satisfactory in form and substance to you.

               (b) If, at any time after the commencement of an offering of Interests and prior to its termination, an event occurs which in the opinion of counsel to the Company materially affects the Company and which should be set forth in an amendment or supplement to the Confidential Memorandum in order to make the statements therein not misleading in light of the circumstances under which they are made, the Company will notify you as promptly as practical of the occurrence of such event and prepare and furnish to you copies of an amendment or supplement to the Confidential Memorandum, in such reasonable quantities as you may request in order that the Confidential Memorandum will not contain any untrue statement of any

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material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

       9.     REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT.

       You represent and warrant that:

               (a) You are duly authorized to enter into and perform, and have duly executed and delivered, this Agreement.

               (b) You have and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by you hereunder.

               (c) You have not and will not solicit any offer to buy or offer to sell Interests in any manner which would be inconsistent with applicable laws and regulations, or with the procedures for solicitations contemplated by the Confidential Memorandum or by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

               (d) You will furnish each subscriber of Interests, identified either by you or the Company, a copy of the Confidential Memorandum and subscription documentation prior to such person's admission as a member of the Company.

               (e) You will agree that each Sub-Agency Agreement with a Sub-Agent shall contain provisions requiring that the Sub-Agent: (1) will keep records (and make them available to you) of the Offering Documents distributed to all persons; (2) has established or will establish reasonable procedures regarding the control and distribution of the Offering Documents; (3) will prohibit the creation or use of offering materials for distribution to or use by prospective purchasers of Interests, other than the Offering Documents furnished by the Company; and (4) has established or will establish reasonable procedures to ensure that the Placement of the Interests is made only in accordance with clauses (a) through (d) of this Section 9, in the case of the Sub-Agent as if the Sub-Agent were the Placement Agent.

       10.    COMPENSATION OF PLACEMENT AGENT.

               (a) You will receive no fee, payment or other remuneration from the Company for your services under this Agreement.

               (b) Pursuant to the terms of each Sub-Agency Agreement between you and a Sub-Agent, a Sub-Agent may receive from you either a one-time fee or an ongoing fee based upon the value of Interests purchased by investors that it introduces to the Company or based upon the initial contribution amount made by such investors in the Company. The Company will not be liable to Sub-Agents for payment of any fees pursuant to Sub-Agency


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Agreements or for reimbursement of any expenses incurred by Sub-Agents in connection with services provided pursuant to Sub-Agency Agreements.

               (c) Except as may otherwise be agreed to by the Company, you shall be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Agreement, including the costs associated with the preparation, printing and distribution of any sales materials.

       11.    INDEMNIFICATION AND CONTRIBUTION.

       The parties agree to indemnify one another as follows:

               (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction otherwise, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Confidential Memorandum or the subscription documentation or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you or through you expressly for the use therein; and further provided that this indemnity shall not protect you or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which you or they would be subject by reason of your own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of your or their duties hereunder. Any determination by the Company to indemnify you for the foregoing liabilities shall be made in accordance with the requirements of Section 17 of the 1940 Act, as interpreted by the Securities and Exchange Commission. This indemnity will be in addition to any liability which the Company may otherwise have included under this Agreement.

               (b) You agree to indemnify and hold harmless the Company and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such losses, liabilities,

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claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Confidential Memorandum or Subscription Agreement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you or on your behalf through you expressly for use therein. This indemnity will be in addition to any liability which you may otherwise have incurred under this Agreement.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 11 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this
Section 11 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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       12.    REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

               The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you, or the Company, any Managers serving on the Board of Managers, directors or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Interests hereunder. The provisions of this Section 12 shall survive the termination or cancellation of this Agreement.

       13.    EFFECTIVE DATE AND TERM OF AGREEMENT.

               This Agreement shall become effective for all purposes as of August __, 2001 and shall remain in effect for an initial term of two years from such date. Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Board of Managers, including the vote of a majority of the Board of Managers who are not "interested persons," as defined by the Investment Company Act of 1940 (the "1940 Act") and the rules thereunder, of the Company.

       14.    TERMINATION.

       This Agreement may be terminated as follows:

               (a) Either party may terminate this Agreement without cause by written notice to the other on not less than thirty (30) days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other, by written notice to such other at any time.

               (b) By written notice to the Company, you may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Confidential Memorandum, any material adverse change in the condition, financial or otherwise, of the Company, which in your opinion, will make it inadvisable to proceed with the delivery of Interests;
(ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in your judgment, impracticable to market Interests or enforce contracts for the sale of Interests; and (iii) any order suspending the sale of Interests shall have been issued by any jurisdiction in which a sale or sales of Interests shall have been made, or proceedings for that purpose shall have been initiated or, to your best knowledge and belief, shall be contemplated.

               (c) This Agreement shall terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules thereunder.

       15.    DELEGATION OF POWERS.

               You shall be entitled to delegate all or any of your duties, functions or powers under this Agreement to another person as Sub-Agent subject to the approval of the Board of

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Managers. However, you shall be solely responsible for the acts and omissions of any such Sub-Agent and for the payment of any remuneration to such Sub-Agent.

       16.    NOTICES.

               All communications under this Agreement shall be given in writing, sent by (i) telecopier, (ii) telex confirmed by answerback, or (iii) registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.


         If to Lazard Freres & Co. LLC.:

         Lazard Freres & Co. LLC
         30 Rockefeller Plaza
         New York, New York 10112-6300
         Telephone: (212) 632-1584
         Attn.:  Michael Rome, Managing Director

         If to Lazard Alternative Strategies Fund, L.L.C.:

         Lazard Alternative Strategies Fund, L.L.C.
         30 Rockefeller Plaza
         New York, New York 10112-6300
         Telephone: (212) 632-6621
         Attn.:  Nathan Paul, Secretary

       17.    MISCELLANEOUS.

               (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.

               (b) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

       18.    GOVERNING LAW.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof, and with the

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provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions shall control.

               19. The parties to this Agreement agree that the obligations of the Company under this Agreement shall not be binding upon any Managers, members of the Company or any officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Company.

               If the foregoing correctly sets forth our understanding with you, please indicate your acceptance in the space provided below.

                                         Very truly yours,

                                         LAZARD ALTERNATIVE STRATEGIES FUND, LLC

                                         By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                         Date:
                                             -----------------------------------


Agreed to and accepted:

LAZARD FRERES & CO. LLC

By:
    -----------------------------------
     Name:
     Title:

Date:
    -----------------------------------

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